UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2008

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On December 18, 2008, the Audit Committee of the Board of Directors of The National Security Group, Inc. (the “Company”) notified the Company’s independent public accountant, Barfield, Murphy, Shank & Smith (BMSS) that it has been dismissed as the Company’s independent registered public accounting firm effective as of the completion of the audit of the Company’s consolidated financial states for the fiscal year ending December 31, 2008. BMSS has served as the Company’s independent public accounting firm since 2000. BMSS will continue to serve as the Company’s independent public accounting firm until the completion of the Company’s consolidated financial statements for the fiscal year ending December 31, 2008.

BMSS’s reports on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2007 and 2006, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2007 and 2006, and the subsequent interim period through December 18, 2008, there were no disagreements between the Company and BMSS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BMSS, would have caused BMSS to make reference to the subject matter of the disagreements in its report on the consolidated financial statements for such years, and there were no “reportable events” as that term is defined in Item 304 of Regulation S-K.

The Company provided BMSS with a copy of this Current Report on Form 8-K. A letter from BMSS addressed to the Securities and Exchange Commission stating whether BMSS agrees with the statements set forth above related to BMSS is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Letter from Barfield, Murphy, Shank and Smith to the Securities and Exchange Commission dated December 23, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: December 23, 2008	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer